Exhibit 23.1

Consent of Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-105850 and Forms S-4 No. 333-44576 and No. 333-36053) and in the related Prospectuses of ERP Operating Limited Partnership of our report dated February 4, 2004 (except for Notes 15, 16 and 23, as to which the date is August 17, 2004), with respect to the consolidated financial statements and schedule of ERP Operating Limited Partnership included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois
August 17, 2004

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